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                                                                   Exhibit 10.28

                    AGREEMENT FOR TELECOMMUNICATIONS SERVICES

THIS AGREEMENT is made with effect from the Effective Date

BETWEEN: Societe Internationale de Telecommunications Aeronautiques, a Belgian cooperative corporation with its registered office at 14, avenue Henri Matisse, 1140 Brussels, Belgium and registered with the Registry of Companies of Brussels under the number B 217.548 (hereinafter referred to as "SITA");

AND: The Galileo International Partnership, having offices at 5350 South Valentia Way, Englewood, Colorado 80111 (hereinafter referred to as "Galileo")

1.    Introduction

1.1 Galileo is a member of SITA and presently takes telecommunications services from SITA.

1.2 The purpose of this Agreement is to set out the terms and conditions applicable to the supply by SITA to Galileo of Galileo's requirements for telecommunications services as more particularly described in Part One of the Exhibit.

1.3 The service consisting of the supply of such requirements is referred to in this Agreement as "Services".

1.4 Additional terms and conditions applicable to the supply of Services are set out in Part Three of the Exhibit.

2.    Effective Date and Term

2.1 This Agreement has effect as from the first day of January 1996 (the "Effective Date").

2.2 Subject to paragraph A.1 of Part Three of the Exhibit, the initial term of this Agreement is three (3) years from the Effective Date. This Agreement is automatically extended for successive terms each of one (1) year, unless a party notifies the other, in writing, of its intention not to extend this Agreement, at least three (3) months before the end of the then current term.

3.    Services
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3.1   SITA shall provide Services in accordance with its obligations to Galileo as a Member of SITA pursuant to the TEL 1/2 Agreement concluded between Galileo and SITA, as it is modified by this Agreement, and as provided in paragraph 8.1.

3.2   In particular, SITA shall:

      (a) on behalf of Galileo, order, pay for, and administer the continued provision of, local circuits from the relevant Post, Telephone and Telegraph utility ("PTT") responsible for providing them, monitor the installation of such circuits, and order and monitor the installation of modems where such installation by SITA is prohibited;

      (b) install and maintain SITA modems, except as provided in paragraph 3.2(a); and

      (c) provide such assistance as Galileo may reasonably require in connecting Galileo's sites to SITA service centers and in testing the operation of such local links and of the Services generally.

4.    Charges

4.1 In consideration of the supply of Services by SITA to Galileo, Galileo shall pay to SITA the charges set out in Part Two of the Exhibit, instead of the amounts which would otherwise be payable for the provision of Services under SITA's Schedule of Charges in effect from time to time ("SOC").

4.2 Amounts payable by Galileo pursuant to paragraph 4.1 are referred to in this Agreement as "Charges".

4.3   Charges are payable in United States dollars.

4.4 Charges payable pursuant to this Agreement do not include any country, state, departmental, city, local or other taxes, duties or imposts however designated. Galileo shall bear the ultimate cost of, and SITA shall invoice Galileo for, any such taxes paid or payable by SITA with respect to Services, irrespective of the country in which, or the authority to which, such taxes are paid or payable. SITA will provide backup for taxes invoiced to Galileo at the time of billing. SITA will provide any paperwork reasonably requested by Galileo should Galileo have a dispute with the local taxing authority, in order to make a legitimate claim for refund, at Galileo's cost.
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4.5   SITA may modify Charges payable pursuant to paragraph 4.1 at the end of the initial three-year term of this Agreement, and annually thereafter, upon four (4) months' notice to Galileo.

5.    Billing

5.1 SITA shall include in its invoices currently delivered to Galileo for services as referred to in paragraph 1.1, amounts payable for Services rendered under this Agreement, including any amounts payable pursuant to paragraph 3.2(a).

6.    Confidentiality

6.1 The subject matter of this Agreement is confidential, and neither party shall, without the prior written consent of the other party, disclose the contents of this Agreement except to such of its employees as need to know its contents and who are parties to a written agreement prohibiting the disclosure of such confidential information, or as required by law.

6.2 Either party may announce the fact and time of having concluded this Agreement, without including any of its specific terms.

7.    Liability

7.1 Neither party shall be liable to the other, and each party hereby waives and releases any claims against the other party, for any special, incidental, punitive or consequential damages, including without limitation lost revenues, lost profit or loss of prospective economic advantage, arising from performance or failure to perform under this Agreement.
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8.    Miscellaneous

8.1 Except to the extent that its terms may be inconsistent with this Agreement (in which case this Agreement prevails), SITA's TEL 1/2 contract governing the supply of its services to its members applies to the Services.

8.2 This Agreement constitutes the entire agreement of the parties with respect to Services and supersedes any and all prior or contemporaneous proposals, agreements and negotiations, whether written or oral, with respect thereto except as referenced herein in Part Three, item 6., the CPE-AM Service Agreement of March 23, 1994, and the section titled "Article 6: Performance and Reliability Norms" located in the Telecommunications Agreement (MDNS) dated February 28, 1992. This Agreement may be modified only by the written agreement of the parties.

8.3 Either party may assign its interest in this Agreement with the prior written consent of the other party, which shall not be unreasonably withheld. However, either party may assign its interest in this Agreement to a successor to its business or affiliate without prior written consent provided, in the case of a purported assignment by Galileo, that the assignee is, or is entitled to become and becomes, a member of SITA.

IN WITNESS WHEREOF each party has executed this Agreement


Societe Internationale de Telecommunications     The Galileo International
Aeronautiques                                    Partnership


By: /s/                                          By: /s/
    --------------------------                       ---------------------------

Title: VP & General Manager                      Title: President
       North American Region

Date: April 25, 1996                             Date: April 22, 1996